EXHIBIT 99.1
                                                                    ------------


[LOGO]
ABLE
LABORATORIES, INC.


COMPANY CONTACTS:                                        INVESTOR CONTACT:
Jay Wadekar, Chairman & CEO                              Investor Relations
Robert Weinstein, Vice President & CFO                   (908) 754-2253 ext. 664
(609) 495-2800                                           Email: IR@ablelabs.com

Able Laboratories Reports Third Quarter 2004 Results

Able Achieves Record Sales, Operating Income and Earnings Per Share

----------
Net Sales Increase 31% to $27.3 Million from $20.9 Million for Third Quarter of 2003
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Operating Income Increases 73% to $7.3 Million from $4.2 Million for Q3 of 2003
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R&D Expenses of $4.0 Million, an Increase of 32% versus Third Quarter 2003
----------
Diluted Earnings Per Share Increases 77% to $0.23 from $0.13 for Q3 of 2003
----------

CRANBURY, NJ, NOVEMBER 2, 2004 - ABLE LABORATORIES, INC. (NASDAQ NMS: ABRX) today announced financial results for the three months ended September 30, 2004.

For the third quarter of 2004, the Company reported net sales of $27.3 million, a 30.8% increase from net sales of $20.9 million in the third quarter of 2003, primarily due to the Company's expanded product family. The Company also reported operating income of $7.3 million for the third quarter of 2004, a 73.3% increase as compared to operating income of $4.2 million for the third quarter of 2003. This included an increase in Research & Development (R&D) expenses of $1.0 million, or 31.7%, for the third quarter of 2004 versus the third quarter of 2003. Diluted earnings per share (EPS) increased to $0.23 for the third quarter 2004 as compared to diluted EPS of $0.13 for the third quarter of 2003.

Gross profit was $14.9 million for the quarter, an increase of 49.3%, compared to $10.0 million for the third quarter of 2003. As a percent of net sales, the Company's gross margin was 54.6%, compared to 47.8% for the third quarter of 2003. Gross margin increased as a percentage of net sales for the quarter primarily as a result of selling newly-approved products at higher gross margins. This increase is partially offset by expenses, included in cost of goods sold, relating to the Company's continuing build-out of the new Cranbury, New Jersey manufacturing facility.

R&D expenses increased substantially, as noted above. The increase results from additional research and development conducted to further develop the Company's product pipeline and costs associated with development partnering arrangements. R&D expenses accounted for 14.8% of net sales for the third quarter of 2004 versus 14.7% of net sales for the third quarter of 2003. The Company received 10 Abbreviated New Drug Application ("ANDA") approvals during the third quarter. The Company currently has five ANDAs pending approval by the U.S. Food and Drug Administration ("FDA") addressing a total market size of approximately $300 million. In addition, the Company has over 25 projects currently under development addressing a total market size of over $3 billion.

Selling, general and administrative (SG&A) expenses increased to $3.6 million for the third quarter of 2004, compared to $2.7 million for the third quarter of 2003. SG&A expenses accounted for 13.0% of net sales for the quarter compared with 12.9% of net sales for the third quarter of 2003. The increase was primarily attributable to increased administrative, selling and marketing expenses to support the Company's growth.

Operating income for the third quarter of 2004 was $7.3 million, or 26.7% of net sales, versus $4.2 million, or 20.2% of net sales, for the third quarter of 2003. This increase is attributable to increased sales and gross margins partially offset by an increase in R&D and SG&A expenditures. Net income applicable to common stockholders for the quarter was $4.4 million versus $2.5 million for the third quarter of 2003. Fully diluted earnings per share for the quarter increased 77.0% to $0.23 versus $0.13 for the third quarter of 2003.

Jay Wadekar, Able's Chief Executive Officer, commented: "We had a very good quarter in which we achieved record results. We are pleased with Able's progress during the quarter as we received several ANDA approvals and launched new products as a result. We continue investing in our future by building the Company's R&D pipeline.

"To-date, we have moved approximately one-half of our staff into the Cranbury facility. In addition, during the third quarter, we installed a new Oracle Enterprise Resource Planning system. The Oracle system will provide us with increased capabilities and assist the Company in handling anticipated growth while also better enabling management to maintain stringent controls over the business.

"We anticipate additional product approvals over the next few months in addition to the 16 approvals received to date in 2004. We currently have five ANDAs on file with the FDA and anticipate filing between 15 and 20 additional ANDAs during the remainder of the year and through the first half of 2005. These products represent a total market size of approximately $1.5 to $2.0 billion. Of these products to be filed, five to seven could be first to market based on exclusive API sourcing. Finally, we plan to continue our commitment to R&D by increasing the number of new products entering development, both by utilizing our expanded internal capabilities and through collaboration agreements with others."

THIRD QUARTER 2004 CORPORATE HIGHLIGHTS

     o The Company received FDA approval for its ANDA for promethazine hydrochloride tablets, USP 12.5mg, 25mg and 50mg. Able was the first company to receive an ANDA approval for, and to ship 12.5mg, the generic equivalent of Phenergan(R) Tablets, 12.5mg of Wyeth Ayerst Laboratories;

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

     o The Company received FDA approval for its three ANDAs for hydroxyzine hydrochloride tablets, USP 10mg, 25mg and 50mg, the generic equivalent to hydroxyzine hydrochloride tablets, USP 10mg, 25mg and 50mg of Pliva, Inc. (formerly Sidmak Laboratories, Inc.);

     o The Company received FDA approval for its four ANDAs for bethanechol chloride tablets, USP 5mg, 10mg, 25mg and 50mg the generic equivalent to Urecholine(R) Tablets, 5mg, 10mg, 25mg and 50mg of Odyssey Pharmaceuticals, Inc.;

     o The Company received FDA approval for its ANDA for atenolol tablets, USP 25mg, 50mg and 100mg, the generic equivalent to Tenormin(R) Tablets, USP 25mg, 50mg and 100mg of Astra Zeneca Pharmaceuticals LP;

     o The Company received FDA approval for its ANDA for dextroamphetamine sulfate ER capsules, 5mg, 10mg and 15mg, the generic equivalent to Dexedrine(R) Spansule(R) sustained-release capsules, 5mg, 10mg and 15mg of Glaxo SmithKline;

     o    The Company appointed Joan Janulis Vice President, Regulatory Affairs;

     o The Company appointed Janet E. Penner Vice President, Sales & Marketing and Laura Borda-Short, Dennis Hicks and Melanie Cameron as vice presidents in the department.

     o    The Company appointed Lisa Graver as Senior Patent Counsel.

CONFERENCE CALL INFORMATION


Able Laboratories has scheduled a conference call and web cast regarding this announcement to be held tomorrow, Wednesday, November 3, beginning at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time). To participate in the live call via telephone, please call (877) 464-5947 or (706) 679-0842 internationally. A telephone replay will be available for 48 hours following the call by dialing
(800) 642-1687 or (706) 645-9291 internationally and entering reservation number 1823205.

Individuals interested in listening to the conference call via the Internet may do so by visiting our web site www.ablelabs.com. A replay will be available on the web site for 90 days.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Further information on Able may be found on the Company's web site, www.ablelabs.com.

EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S OPERATIONS, ITS ABILITY TO FORMULATE AND BRING TO MARKET ITS DRUG PRODUCTS UNDER DEVELOPMENT, ITS ABILITY TO INCREASE SALES AND PROFITS AND MANAGE ITS GROWTH, THE EXPECTED EFFECTS OF THE COMPANY'S EXPANSION OF ITS PRODUCTION FACILITIES, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY, THE AVAILABILITY OF SUFFICIENT CAPITAL, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER

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

MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ITS ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.

                           PLEASE SEE ATTACHED TABLES



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

                             ABLE LABORATORIES, INC.
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                       Three Months Ended                   Nine Months Ended
                                                 ------------------------------      ------------------------------
                                                 September 30,     September 30,     September 30,     September 30,
                                                     2004              2003              2004              2003
                                                 ------------      ------------      ------------      ------------
Sales, net                                       $ 27,299,945      $ 20,864,912      $ 71,757,663      $ 54,808,673
Cost of sales                                      12,404,339        10,886,705        36,515,219        29,281,638
                                                 ------------      ------------      ------------      ------------
         Gross profit                              14,895,606         9,978,207        35,242,444        25,527,035
                                                 ------------      ------------      ------------      ------------
Operating expenses:
   Selling, general and administrative              3,555,674         2,698,980        10,183,850         7,387,648
   Research and development                         4,041,479         3,068,403        11,081,415         7,471,098
                                                 ------------      ------------      ------------      ------------
         Total operating expenses                   7,597,153         5,767,383        21,265,265        14,858,746
                                                 ------------      ------------      ------------      ------------

         Operating income                           7,298,453         4,210,824        13,977,179        10,668,289
                                                 ------------      ------------      ------------      ------------

Other income (expense):
   Interest and financing expense                     (42,141)          (68,389)         (150,726)         (489,471)
   Loss on early retirement of debt                      --                --            (118,440)         (241,999)
   Miscellaneous income (expense), net                (56,175)           97,007            45,516           138,519
                                                 ------------      ------------      ------------      ------------
         Other income (expense), net                  (98,316)           28,618          (223,650)         (592,951)
                                                 ------------      ------------      ------------      ------------

Income before income taxes                          7,200,137         4,239,442        13,753,529        10,075,338
Provision for income taxes                          2,764,000         1,693,200         5,279,000         4,018,100
                                                 ------------      ------------      ------------      ------------
         Net income                                 4,436,137         2,546,242         8,474,529         6,057,238

Dividends on preferred stock                           16,521            54,400            77,930           232,469
                                                 ------------      ------------      ------------      ------------

Net income applicable to common stockholders     $  4,419,616      $  2,491,842      $  8,396,599      $  5,824,769
                                                 ============      ============      ============      ============

Net income per share:
         Basic                                   $       0.25      $       0.16      $       0.49      $       0.41
                                                 ============      ============      ============      ============
         Diluted                                 $       0.23      $       0.13      $       0.44      $       0.34
                                                 ============      ============      ============      ============
Weighted average shares outstanding:
         Basic                                     17,623,007        15,964,903        17,206,420        14,093,029
                                                 ============      ============      ============      ============
         Diluted                                   19,497,309        19,446,592        19,391,772        18,070,456
                                                 ============      ============      ============      ============

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

                             ABLE LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS

                                                                             September 30,       December 31,
                                                                                 2004                2003
                                                                             -------------      -------------
Current assets:
Cash and cash equivalents                                                    $   9,582,332      $  20,065,248
Accounts receivable, net of allowances of $29,814,286 and 24,007,583            13,926,818          8,626,023
Inventory                                                                       21,781,548         16,602,608
Deferred income tax asset                                                        4,760,000          4,760,000
Prepaid expenses and other current assets                                        2,012,340          1,644,068
                                                                             -------------      -------------
            Total current assets                                                52,063,038         51,697,947
                                                                             -------------      -------------

Property and equipment, net                                                     35,316,059         18,953,744
                                                                             -------------      -------------
Other assets:
Debt financing costs, net of accumulated amortization                                 --               91,708
Cash deposits with bond trustee                                                       --              525,907
Deferred income tax asset                                                        7,338,000          9,709,000
Goodwill                                                                         3,922,655          3,904,094
Deposits and other assets                                                          694,224            481,755
                                                                             -------------      -------------
            Total other assets                                                  11,954,879         14,712,464
                                                                             -------------      -------------
                                                                             $  99,333,976      $  85,364,155
                                                                             =============      =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and current portion of long-term debt                          $        --        $     239,038
Accounts payable                                                                 5,064,874          3,293,168
Accrued expenses                                                                 2,321,406          1,114,976
                                                                             -------------      -------------
            Total current liabilities                                            7,386,280          4,647,182
Long-term debt, less current portion                                             3,000,000          3,935,000
                                                                             -------------      -------------
            Total liabilities                                                   10,386,280          8,582,182
                                                                             -------------      -------------
Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 5,750 and
  17,025 shares of Series Q outstanding (liquidation value $575,000
  and $1,702,500)                                                                       58                171
Common stock, $.01 par value, 25,000,000 shares authorized,
  17,918,234 and 16,761,216 shares issued and outstanding                          179,182            167,611
Additional paid-in capital                                                     119,673,513        116,060,210
Accumulated deficit                                                            (30,821,412)       (39,295,941)
Unearned stock-based compensation                                                  (83,645)          (150,078)
                                                                             -------------      -------------
            Total stockholders' equity                                          88,947,696         76,781,973
                                                                             -------------      -------------
                                                                             $  99,333,976      $  85,364,155
                                                                             =============      =============


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